Exhibit 99.1

Chart Industries Supplies Nitro Beverages

Atlanta, GA | August 2, 2019 | Chart Industries, Inc. (“Chart”) (Nasdaq: GTLS) is pleased to be a key supplier for liquid nitrogen dosing products in food & beverage nitro beverages. Today, August 2nd, Starbucks is giving out free Nitro Cold Brew at stores across the United States. The in-store shots are from compressed nitrogen gas; our liquid nitrogen dosing is used in another Starbucks product, Double Shot Coffee, which is sold and served in aluminum cans. Liquid nitrogen dosing adds pressure in the can for the packaging process.

Our liquid nitrogen dosing technology supports and expands the distribution of Cold Brewed Coffee. This technology is not only beneficial to companies like Starbucks, it supports hundreds of small scale cold brewed coffee makers around the world. Chart’s liquid nitrogen dosing technology provides the same cascading effect for cold brewed coffee served in cans.

“We are excited to support our customers’ focus on the benefits of nitrogenation in beverages, further expanding our specialty markets which are expected to grow double digits in the next three years. We expect further market penetration globally as the nitrogenation of beverage applications becomes more and more common,” said Jill Evanko, Chart’s CEO.

Contact:

Jillian Evanko

Chief Executive Officer

630-418-9403

jillian.evanko@chartindustries.com

Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s business plans, products and technology, cost synergies and efficiency savings, objectives, future orders, product demand and customer requirements, revenues, margins, earnings or performance, liquidity and cash flow, capital expenditures, business and industry trends, project status and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this news release or in other statements made by the Company are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include those found in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.